                                                              Exhibit 4.04(o)



                  NINTH AMENDMENT TO SECOND AMENDED AND RESTATED
                     REVOLVING CREDIT AND TERM LOAN AGREEMENT


     This NINTH AMENDMENT (this "Amendment"), executed, delivered, and dated as of September 25, 1998 (but effective as of the specified Effective Date referred to below), by and among MORTON'S RESTAURANT GROUP, INC., a Delaware corporation (formerly known as Quantum Restaurant Group, Inc.) having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 (referred to below and in the Credit Agreement, as defined below, as "Quantum"), PEASANT HOLDING CORP., a Delaware corporation having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 ("Peasant Holding"), MORTON'S OF CHICAGO, INC., an Illinois corporation with its principal place of business at 350 West Hubbard Street, Chicago, Illinois 60610 ("Morton's") (Quantum, Peasant
Holding and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), as Agent (the "Agent") for the Lenders
(as defined in the Credit Agreement referred to below), BANKBOSTON, N.A. (formerly known as The First National Bank of Boston and referred to below and in the Credit Agreement, as defined below, as "FNBB") in its individual capacity as a Lender, and IMPERIAL BANK, as a Lender, amends the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of
June 19, 1995, as amended by the First Amendment dated as of February 14, 1996, the Second Amendment dated as of March 5, 1996, a letter agreement dated as of May 2, 1996, the Third Amendment dated as of June 28, 1996, a letter agreement dated as of November 7, 1996, the Fourth Amendment dated as of December 26, 1996, the Fifth Amendment dated as of December 31, 1996, the Sixth Amendment dated as of February 6, 1997, the Seventh Amendment dated as of June 27, 1997, the Eighth Amendment dated as of February 12, 1998, and as the same may be further amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Borrowers, the Agent, and the Lenders. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

     WHEREAS, the Borrowers have requested the Lenders agree to amend certain provisions of the Credit Agreement; and

     WHEREAS, the Agent and the Lenders, subject to the terms and provisions hereof, have agreed to so amend the Credit Agreement;

     NOW THEREFORE, the parties hereto hereby agree as follows:

        Section 1. Amendments to the Credit Agreement.

        Section 1.1. Changes in Certain Provisions.

        (a) The table contained in the definition of Commitment Percentages is hereby amended to read as follows:


                Lender                           Percentage
                ------                           ----------
                FNBB                             69.2307692%
                Imperial Bank                    30.7692308%


        (b) The definition of Final Maturity Date is hereby amended to read as follows:
                "Final Maturity Date. December 31, 2004."

        (c) The second sentence of the definition of Revolving Credit Commitment is hereby amended to read as follows:

                "The initial aggregate Revolving Credit Commitment is Thirty Two Million Five Hundred Thousand Dollars ($32,500,000)."

        (d) The definition of Revolving Credit Commitment Amount is hereby amended to read as follows:

                "Thirty Two Million Five Hundred Thousand Dollars
        ($32,500,000), minus the amount of any reductions effected pursuant to the terms of this Agreement."

        (e) Section 4.5 of the Credit Agreement is hereby amended by replacing the figure "$7,500,000" with the figure "$22,500,000."

        Section 1.2. Year 2000 Provision. Section 6 of the Credit Agreement is hereby amended by inserting the following new subsection Section 6.25 at the end of Section 6 thereof:

               "Section 6.25. Year 2000 Provision. The Borrowers and their Subsidiaries have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by the Borrowers or any their Subsidiaries may be unable to recognize and perform properly date sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Borrowers reasonably believe that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of the Borrowers or any of their Subsidiaries."

        Section 1.3. Covenants. Section 10 of the Credit Agreement is hereby amended as follows:

      (a) by amending subsection 10.1(f) by replacing the figure
"$19,000,000" with the figure "$40,000,000".

      (b) by amending the text of subsection 10.3(a) to read as follows:

      "The Companies may not make or enter into, incur, or assume any binding commitment to make capital expenditures or binding lease commitments related to New Construction with respect to the Peasant Restaurants, the Morton's Restaurants and the Bertolini's Restaurants unless, as of the date of determination, no more than twenty-five percent (25%) of the Peasant Restaurants, the Morton's Restaurants and the Bertolini's Restaurants have demonstrated a negative Net Restaurant Operating Profit for the twelve month period ending on the date which is the end of the month or quarter for which the Agent has received the most recent financial information pursuant to
Section 9.4 hereof, with such determination to be made without regard to the first three (3) months for which each restaurant was open for business."

      (c) by amending the text of subsection 10.3(b) to read as follows (subsection 10.3(c) having previously been deleted by the Sixth Amendment to the Credit Agreement):

      "[Intentionally Omitted.]"

      Section 2. Transitional Arrangements; Allocations. Effective as of the date hereof, each Lender shall make such dispositions and arrangements with each other Lender with respect to the then outstanding Revolving Credit Loans (the "Adjustment") as shall result in the amount of Revolving Credit Loans owed to each Lender being equal to the product of such Lender's Commitment Percentage multiplied by the aggregate Revolving Credit Loans outstanding on the date hereof (the "Adjusted Amount"). Each of the Borrowers and the Guarantors hereby agrees that each Lender's Adjusted Amount shall be Revolving Credit Loans owed by the Borrowers jointly and severally to such Lender as if such Lender had initially made Revolving Credit Loans to the Borrowers in the amount of the Adjusted Amount. The Borrowers also hereby jointly and severally agree to pay all amounts referred to in Section 4.12 of the Credit Agreement arising in connection with the Adjustment (as if the Adjustment resulted in prepayments of the Revolving Credit Loans reallocated pursuant to the Adjustment) and in connection with the repayment of the Term Loan as contemplated hereby below. Upon the occurrence of the Adjustment, (a) the Agent shall appropriately adjust its records to reflect each Lender's Adjusted Amount and (b) each Lender previously party to the Credit Agreement shall promptly thereafter return to the Agent its existing Revolving Credit Note as replaced by an Amended and Restated Revolving Credit Note in connection with this Amendment and the contemplated increase and reallocation of the Revolving Credit Commitment Amount.

      Section 3. Representations and Warranties. The Borrowers hereby represent and warrant to the Agent and the Lenders as follows:

      (a) Representations and Warranties in Credit Agreement. Except as specified in writing by the Borrowers to the Agent with respect to the subject matter of this Amendment prior to the execution and delivery hereof by the Agent and the Lenders, the representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on and as of the date hereof, and as of the Effective Date, except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

      (b) Authority, No Conflicts, Enforceability of Obligations, Etc. Each of the Borrowers hereby confirms that the representations and warranties of the Borrowers contained in Sections 6.1, 6.3 and 6.4 of the Credit Agreement are true and correct on and as of the date hereof, and as of the Effective Date, as if made on each such date, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

      Section 4. Conditions to Effectiveness. This Amendment shall be deemed to be effective as of September 25, 1998 (the "Effective Date"), subject to:

      (a) the delivery to the Agent and the Lenders by (or on behalf of) each of the Borrowers or the Guarantors, as the case may be, contemporaneously with the execution hereof, of the following documents, each in form and substance satisfactory to the Agent and the Lenders:

      (i) this Amendment signed by each of the Borrowers, each of the Guarantors, the Agent, and each of the Lenders;

      (ii) an Amended and Restated Revolving Credit Note executed and delivered by the Borrowers in favor of BankBoston, N.A. and an Amended and Restated Revolving Credit Note executed and delivered by the Borrowers in favor of Imperial Bank, in the amounts of their respective Commitment Percentages of the aggregate Revolving Credit Commitment Amount, which shall (from and after the Effective Date) be deemed to constitute the Revolving Credit Notes referred to in the Credit Agreement;

      (iii) certificates of an appropriate officer of each of the Borrowers, dated as of the date hereof, as to (i) corporate actions taken by each of the Borrowers authorizing the execution, delivery, and performance hereof, and (ii) the names, titles, incumbency, and specimen signatures of the officers of each of the Borrowers authorized to sign this Amendment on behalf of each of the Borrowers;

      (iv) a favorable written legal opinion addressed to the Agent and Lenders, dated as of the date hereof, from outside counsel to the Borrowers, with respect to such matters as the Agent and the Lenders may reasonably request;

      (v) such evidence as the Agent may reasonably request such that the Agent shall be satisfied that the representations and warranties contained in Section 3 hereof are true and correct on and as of date hereof and as of the Effective Date.

      (vi) such other certificates, documents, or instruments with respect to this Amendment, the Borrowers and the Guarantors as the Agent or the Lenders may reasonably request; and


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


     (vii) an updating amendment to the Fee Letter previously in effect, reflecting the extension of the Final Maturity Date.

     (b)  the completion of the following acts:

     (i) the Borrowers shall have repaid the Term Loan in full prior to or on the Effective Date, so as to reduce permanently the Term Loan principal amount outstanding to $0 as of the Effective Date;

     (ii) the payment of such extension and amendment fees by the Borrowers, relating hereto, as shall have been previously, separately agreed by the parties, to be paid to the Agent for allocation among the Lenders in such respective amounts as so agreed with each such Lender.

     Section 5. No Other Amendments or Waivers; Execution in Counterparts. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Each of the Borrowers and the Guarantors confirms and agrees that the Obligations of the Borrowers to the Lenders under the Loan Documents, as amended and supplemented hereby, are secured by, guarantied under, and entitled to the benefits, of the Security Documents. The Borrowers, the Guarantors, the Agent and the Lenders hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations, as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. The Security Documents and the perfected first priority security interests of the Lenders thereunder as collateral security for the Obligations shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     Section 6. Governing Law. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                      The Borrowers:

                                      MORTON'S RESTAURANT GROUP, INC.
                                      PEASANT HOLDING CORP.
                                      MORTON'S OF CHICAGO, INC.


                                      By /s/ Thomas J. Baldwin
                                         --------------------------------
                                      Name:  Thomas J. Baldwin
                                      Title: Executive Vice President and
                                             Chief Financial Officer

                                      BANKBOSTON, N.A. (formerly known as
                                      The First National Bank of Boston),
                                      for itself and as Agent

                                      By:
                                         ---------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------

                                      IMPERIAL BANK


                                      By:
                                         ---------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------

                                     FLEET NATIONAL BANK


                                      By:
                                         ---------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------

                                      Consented and agreed to, by each of
                                      THE GUARANTORS (as defined in the Credit
                                      Agreement)

                                      By: /s/ Thomas J. Baldwin
                                         ---------------------------------
                                      Name: Thomas J. Baldwin
                                      Title: Executive Vice President and
                                             Chief Financial Officer for
                                             each of the Guarantors

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                      The Borrowers:

                                      MORTON'S RESTAURANT GROUP, INC.
                                      PEASANT HOLDING CORP.
                                      MORTON'S OF CHICAGO, INC.


                                      By
                                         --------------------------------
                                      Name:  Thomas J. Baldwin
                                      Title: Executive Vice President and
                                             Chief Financial Officer

                                      BANKBOSTON, N.A. (formerly known as
                                      The First National Bank of Boston),
                                      for itself and as Agent

                                      By: /s/ Christopher Holtz
                                         ---------------------------------
                                      Name: Christopher Holtz
                                           -------------------------------
                                      Title: Vice President
                                            ------------------------------

                                      IMPERIAL BANK


                                      By:
                                         ---------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------

                                      FLEET NATIONAL BANK


                                      By:
                                         ---------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------

                                      Consented and agreed to, by each of
                                      THE GUARANTORS (as defined in the Credit
                                      Agreement)

                                      By:
                                         ---------------------------------
                                      Name: Thomas J. Baldwin
                                      Title: Executive Vice President and
                                             Chief Financial Officers for
                                             each of the Guarantors

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                      The Borrowers:

                                      MORTON'S RESTAURANT GROUP, INC.
                                      PEASANT HOLDING CORP.
                                      MORTON'S OF CHICAGO, INC.


                                      By:
                                          --------------------------------
                                      Name:  Thomas J. Baldwin
                                      Title: Executive Vice President and Chief
                                             Financial Officer

                                      BANKBOSTON, N.A. (formerly known as The
                                      First National Bank of Boston), for itself and as Agent

                                      By:
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
                                            ------------------------------

                                      IMPERIAL BANK

                                      By:   /s/ James B. Higgens Jr.
                                          --------------------------------
                                      Name:  James B. Higgens Jr.
                                            ------------------------------
                                      Title: First Vice President
                                            ------------------------------

                                      FLEET BANK, N.A.

                                      By:
                                          --------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
                                            ------------------------------

                                      Consented and agreed to, by each of
                                      THE GUARANTORS (as defined in the Credit
                                      Agreement)

                                      By:
                                          --------------------------------
                                      Name:  Thomas J. Baldwin
                                      Title: Executive Vice President and Chief
                                             Financial Officer for each of the
                                             Guarantors

                                       7